UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2016, (January 28, 2016)

ACRE REALTY INVESTORS INC.

(Exact name of registrant as specified in its charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

c/o Avenue Capital Group
399 Park Avenue, 6th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

212-878-3504

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2016, ACRE Realty Investors Inc., formerly known as Roberts Realty Investors, Inc., (the “Company”), A-III Investment Partners LLC (“A-III”) and Charles S. Roberts (“Mr. Roberts”), entered into an agreement (the “Extension Agreement”), effective as of January 28, 2016, extending the terms of the Employment Agreement by and between the Company and Mr. Roberts (the “Employment Agreement”) and the Governance and Voting Agreement by and among the Company, A-III and Mr. Roberts (the “Governance and Voting Agreement”), each dated as of January 30, 2015, and each previously disclosed in the Company’s Current Report on Form 8-K filed February 2, 2015. As a result of the Extension Agreement, the parties have agreed to extend the expiration of the term of each of the Employment Agreement and the Governance and Voting Agreement from January 30, 2016 to June 30, 2016. As a result, all of the respective rights and obligations of the parties under, and all other terms, conditions and provisions of, the Employment Agreement and the Governance and Voting Agreement shall continue in full force and effect until June 30, 2016, unless the Employment Agreement or the Governance and Voting Agreement is amended in writing by the parties or is sooner terminated in accordance with the provisions thereof.

The foregoing description of the material terms and conditions of the Extension Agreement is qualified in its entirety by reference to a copy of the Extension Agreement attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Extension Agreement, dated as of January 28, 2016, by and among the Company, A-III Investment Partners LLC and Charles S. Roberts.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACRE REALTY INVESTORS INC.

Dated: February 2, 2016	By:	/s/ Gregory I. Simon
Gregory I. Simon
Executive Vice President, General Counsel and Secretary